                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-4 of Identix Incorporated of our report dated July 28, 1998 appearing on page 33 of Identix Incorporated's Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 17, 1999